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                                                                 EXHIBIT (a) 23A

                      Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 12 to the registration statement on Form S-1 (the "Registration Statement") of our reports dated March 19, 1999 and February 22, 1999, relating to the financial statements of The Prudential Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership, respectively, which appear in such Prospectus. We also consent to the application of our report dated, February 22, 1999, to the Financial Statement Schedules of The Prudential Variable Contract Real Property Partnership for the three years ended December 31, 1998 listed under item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

New York, New York
April 12, 1999


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